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                                                                     EXHIBIT 3.3

                                                                  Execution Copy

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated November 20, 2003, by and between M-Foods Holdings, Inc., a Delaware corporation and successor to THL Food Products Co. ("Holdings"), and Michael Foods, Inc., a Minnesota corporation ("MFI"). Each of Holdings and MFI are referred to herein as a "Constituent Corporation."

     WHEREAS, the respective Boards of Directors of Holdings and MFI deem it desirable and for the benefit of the respective Constituent Corporations and their respective stockholders that the Constituent Corporations be merged into a single corporation with Holdings being the surviving corporation (the "Surviving Corporation").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, the parties hereto agree that, pursuant to Section 302A.651 of the Minnesota Business Corporation Act and Section 252 of the Delaware General Corporation Law, the Constituent Corporations shall be merged into a single corporation (the "Merger"), and that the terms and conditions of the Merger are as follows:

                                    Article I

     On the Effective Date of the Merger (as hereinafter defined), MFI shall be merged with and into Holdings, with Holdings being the surviving corporation (the "Surviving Corporation"), and the separate existence of MFI shall cease.

                                   Article II

     The name of the Surviving Corporation shall be "Michael Foods, Inc."

                                   Article III

     The Surviving Corporation is authorized to issue 3,000 shares of capital stock, all which shares are common stock, $0.01 par value per share (the "Common Stock").

                                   Article IV

     The shares of common stock, no stated par value per share, of Holdings issued and outstanding as of the Effective Date of the Merger shall be converted on a one-to-one share basis into shares of Common Stock of the Surviving Corporation such that ownership of one share of common stock of Holdings that is issued and outstanding shall entitle the owner thereof to a total of one share of Common Stock of the Surviving Corporation.

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                                    Article V

     On the Effective Date of the Merger, the Certificate of Incorporation and By-Laws of Holdings immediately prior to the Effective Date attached hereto as Exhibit A and Exhibit B, respectively, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation.

                                   Article VI

     The Directors and Officers of Holdings shall continue to serve as the Directors and Officers of the Surviving Corporation, until their resignation or removal or until their successors have been duly elected and qualified.

                                   Article VII

     This Agreement shall be submitted to the Stockholders of Holdings and MFI at a meeting thereof called for the purpose of considering and acting upon this Agreement or by consent of Stockholders in lieu of a meeting.

                                  Article VIII

     As used herein, the term "Effective Date of the Merger" shall mean the date that a Certificate of Merger is filed with the Secretary of the State of Minnesota and the Secretary of the State of Delaware, in accordance with the laws of the respective jurisdictions.

                                   Article IX

     The Merger contemplated by this Agreement may be abandoned by mutual consent and agreement of Holdings and MFI at any time prior to the filing of the Certificates of Merger with the Secretary of the State of Minnesota and the Secretary of the State of Delaware.

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     WITNESS the execution hereof under seal on the day and year first above written.

                                          M-FOODS HOLDINGS, INC.


                                          By: /s/ Gregg A. Ostrander
                                              ----------------------------------
                                              Name: Gregg A. Ostrander
                                              Title: Chief Executive Officer and
                                                     President


                                          MICHAEL FOODS, INC.


                                          By: /s/ Gregg A. Ostrander
                                              ----------------------------------
                                              Name: Gregg A. Ostrander
                                              Title: Chief Executive Officer and
                                                     President

             Signature Page to Agreement and Plan of Merger between
                 M-Foods Holdings, Inc. and Michael Foods, Inc.